UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2019

Webstar Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 333-222325

Wyoming	37-1780261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4231 Walnut Bend Jacksonville, Florida 32257	32257
(Address of principal executive offices)	(Zip code)

(800) 608-6344

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

[X]	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Form of Employment Agreements

On June 7, 2019 the Board of Directors (the “Board”) of Webstar Technology Group, Inc., a Wyoming corporation (the “Company”) approved new form of employment agreements for its top management. As of the date of this report, the employment agreements have not been executed but are expected to be executed within thirty (30) days of the filing of the Company’s Form 10-Q for the quarter ended March 31, 2019, however there can be no assurance that the foregoing can occur as planned or at all. The new agreements include signing bonuses in the aggregate amount of $2,759,615 which are planned to be accrued and expensed when signed. The signing bonuses will not be paid until after the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in at least $3,000,000 of gross proceeds to the Company (the “Funding Event”). However, if after the Funding Event, it becomes clear that the payments under any executed employment agreements are not possible, then, an alternative payment plan will be determined thereunder by the Company’s then Chief Executive Officer and Board, not to exceed two (2) years from the time of such executives start date until the last payment. Upon execution of the employment agreements, it is planned that the aggregate annual salaries of the Company’s top management will be $1,700,000. Additionally, pursuant to the form of employment agreements, the Company agreed to issue to executives who enter into such agreement and to certain non-executive employees, shares of its common stock totaling 2,200,000 shares of common stock, to be issued upon a raise by the Company of $20,000,000.

The foregoing description of the form of employment agreement does not purport to be complete and is qualified in its entirety by form of employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

New Board and Officer Appointments

On June 7, 2019, the Company’s Board approved a resolution to increase the number of seats on the Company’s Board nine (9) and on the same date, appointed Mr. James Owens and Mr. Sanford Simon to serve as members of the Company’s Board effective on the same date. On June 7, 2019, the Company’s Board also appointed James Owens as Chairman and Joe Stingone as Vice Chairman of the Company’s Board and on the same date appointed James Owens to serve as the Company’s Chief Technology Officer.

Mr. Simon does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Simon, Mr. Owens and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company.

It is planned that James Owens will enter into the form of employment agreement with the Company in the form attached hereto as Exhibit 10.1, in his capacity as the Company’s Chief Technology Officer. On June 7, 2019 the Company’s Board approved the issuance of fifty million (50,000,000) shares of the Company’s common stock to Webstar Networks Corporation (“Webstar Networks”), a related party controlled by James Owens, in recognition of Mr. Owens provision of the required funds to keep the Company operating. The shares have not yet been issued. When issued, the Company plans to rely on the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Such securities will be restricted as to their transferability as set forth in Rule 144 under the Securities Act.

Mr. Owens is the President and sole director of the Company’s largest shareholder, Webstar Networks and controls 85% of the shareholder votes based on his ownership of Series A Preferred Stock in Webstar Networks. Webstar Networks, and as a result Mr. Owens, own 97.2% of the Company’s issued and outstanding shares of common stock. Additionally, Mr. Owens is deemed a “promoter” of our company as that term is defined in the rules and regulations promulgated under the Securities Act. Additionally, Mr. Owens, the founder and controlling shareholder of the Company, loaned the Company $221,450 and $43,800 during the quarters ended March 31, 2019 and 2018, respectively. The Company repaid Mr. Owens $162,117 and $37,799 during the quarters ended March 31, 2019 and 2018, respectively. These funds have been used for organization and working capital purposes. Additionally, Mr. Owens loaned the Company $198,068 subsequent to March 31, 2019 through the date of this report. The Company repaid Mr. Owens $211,448 subsequent to March 31, 2019 through the date of this report. During the quarter ended June 30, 2018 the Company issued a $675,000 note payable to Webstar Networks, a related party, for the purchase of eCampus software. In connection with the formation of our Company, we issued an aggregate of 97,000,000 shares of our common stock to James Owens, in exchange for a cash contribution of $9,700. Further, Mr. Owens is a party to the Company’s related party transactions as disclosed in the Company’s Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission on May 14, 2019.

On June 27, 2019, the due to an unexpected illness of the Company’s Chief Executive Officer, Joseph P. Stingone Sr., the Board appointed James Owens to serve as the Company’s Interim Chief Executive Officer, effective immediately.

Mr. Owens, age 57, has worked as the President of Webstar Networks, from 2007 to the present. Mr. Owens received his Bachelor of Science from the University of Massachusetts in June of 1983 with a double major in Computer Science and Micro-Biology. Mr. Owens does not hold, and has not previously held, any directorships in any reporting companies.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Form of Employment Agreement.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 3, 2019	By:	/s/ Harold E. Hutchins
Harold E. Hutchins
Chief Financial Officer
(principal financial and accounting officer)